SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2004

Martek Biosciences Corporation
(Exact name of registrant as specified in its
charter)

Delaware	000-22354	52-1399362

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6480 Dobbin Road Columbia, Maryland	21045

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 740-0081

(Former name or former address, if changed since last report)

MARTEK BIOSCIENCES CORPORATION

Item 5.  Other Items and Required FD Disclosure.

     On April 9, 2004, Martek Biosciences Corporation entered into a new license and supply agreement with Mead Johnson involving products containing Martek’s docosahexaenoic acid (DHA) to be marketed for use by a targeted population of women.

     In general, under the agreement Mead Johnson has been granted limited exclusive rights to market Martek’s DHA in the form of a nutritional supplement in North America and parts of Asia specifically for pregnant and nursing women, subject to the rights reserved for prescription and a limited number of other existing non-prescription products. The contract has an initial term expiring in September 2006, and is subject to renewal under specified circumstances. Under the agreement Mead Johnson is required to make minimum purchases from Martek in amounts that are not expected to be material to Martek’s financial results.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTEK BIOSCIENCES CORPORATION

Date: April 13, 2004	By:	/s/ Peter L. Buzy

Peter L. Buzy
Chief Financial Officer